EXHIBIT 99.1

EXECUTION VERSION
FIRST LIEN SENIOR INCREMENTAL NOTES AGREEMENT

THIS FIRST LIEN SENIOR INCREMENTAL NOTES AGREEMENT is dated as of May 27, 2010 (this “Agreement”) and entered into by and among the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) set forth on Supplemental Schedule 1.2A attached hereto (“Supplemental Schedule 1.2A”), NEXTWAVE WIRELESS LLC, a Delaware limited liability company (“Company”), NEXTWAVE WIRELESS INC., a Delaware corporation (“Parent”), and each Guarantor listed on the signature pages hereto, and acknowledged by THE BANK OF NEW YORK MELLON, as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Purchase Agreement dated as of July 17, 2006, by and among Company, Parent, the guarantors party thereto from time to time, the noteholders thereunder from time to time and The Bank of New York Mellon, as Collateral Agent (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “First Lien Purchase Agreement”; capitalized terms used (but not otherwise defined) herein shall have the respective meanings ascribed thereto in the First Lien Purchase Agreement);

WHEREAS, Section 1.1 of the First Lien Purchase Agreement, as amended by the Amendment and Limited Waiver to the Note Agreements (the “Amendment and Waiver”) dated as of March 16, 2010, permits Company to issue from time to time up to $25,000,000 aggregate Stated Value of senior secured Notes at the agreed purchase price set forth in connection with such issuance on a supplemental Schedule 1.2A to the First Lien Purchase Agreement, such senior secured Notes being Senior Incremental Notes;

WHEREAS, pursuant to the Commitment Letter dated as of March 16, 2010 (the “Commitment Letter”), among the Purchasers, Company and Parent, the Purchasers have agreed to purchase, from time to time, up to $25,000,000 aggregate Stated Value of the Senior Incremental Notes, each such issuance and purchase to be evidenced by a First Lien Senior Incremental Notes Agreement substantially in the form of this Agreement, and pursuant to which such Senior Incremental Notes are to be issued, are each substantially in the form of Exhibit A-1 to the First Lien Purchase Agreement;

WHEREAS, Company desires to exercise its right under Section 1.1 of the First Lien Purchase Agreement and the Commitment Letter, to issue on the date hereof (the “Purchase Date”) $18,000,000 aggregate Stated Value of Notes represented by the Senior Incremental Notes issued on the date hereof;

WHEREAS, each Purchaser has agreed to purchase the Senior Incremental Notes in such amount on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to Section 1.1 of the First Lien Purchase Agreement, each Holder and each Note Party have previously consented to the modifications to the First Lien

Purchase Agreement necessary to reflect the issuance of Senior Incremental Notes and shall be bound by this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1. Issuance of Senior Incremental Notes. On the date hereof, Company will issue to the Purchasers the Senior Incremental Notes at the purchase price set forth on Supplemental Schedule 1.2A attached hereto, which shall supplement the existing Schedule 1.2A to the First Lien Purchase Agreement.  Company will promptly pay or cause to be paid the Principal Amount of, premium, if any, and interest on the Senior Incremental Notes on the dates and in the manner provided in the Senior Incremental Notes, and in accordance with the terms of, the First Lien Purchase Agreement.  For the avoidance of doubt, the Note Parties’ obligations under the First Lien Purchase Agreement, and the other Note Documents incurred, created or arising prior to the date hereof (including, without limitation, Company’s obligations under the Notes issued prior to the date hereof, Parent’s and Guarantors’ guaranty obligations with respect thereto and the First Priority Liens with respect thereto) shall continue in full force and effect, shall continue to be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

2. Sale and Purchase of the Senior Incremental Notes.

(a) In reliance upon the Purchasers’ several representations made in Section 1.3 of the First Lien Purchase Agreement that are hereby being made in this Agreement with respect to the Senior Incremental Notes as of the Purchase Date and subject to the terms and conditions set forth in this Agreement and the other Note Documents, Company hereby agrees to sell to the Purchasers the Senior Incremental Notes. In reliance upon the representations and warranties of Company contained in this Agreement and the other Note Documents, and subject to the terms and conditions set forth herein and therein, the Purchasers hereby agree, severally and not jointly, to purchase the Senior Incremental Notes from Company as described in Section 2(b) hereinafter.

(b) The sale and purchase of the Senior Incremental Notes (the “Note Purchase”) will take place on the Purchase Date at the offices of O’Melveny & Myers LLP at Seven Times Square, New York, NY 10036.  On the Purchase Date, Company will, subject to the terms and conditions set forth in this Agreement, deliver to each Purchaser the Stated Value of the Senior Incremental Notes set forth with respect to such Purchaser on Supplemental Schedule 1.2A against payment of the purchase price therefor as set forth under the heading “Total Issue Price” on Supplemental Schedule 1.2A by intra-bank or federal funds wire transfer of same day funds to Company.

3. First Lien Purchase Agreement Governs. Except as set forth in this Agreement, the Senior Incremental Notes are issued pursuant to the First Lien Purchase Agreement and shall otherwise be subject to the provisions of the First Lien Purchase Agreement and the other Note Documents (including, without limitation, that each Senior Incremental Note (i) shall constitute a “Note” and a “Senior Incremental Note” under the First Lien Purchase Agreement, (ii) will at all times be secured pursuant to the Collateral Documents and guarantied by Parent and the Guarantors in accordance with the terms of the First Lien Purchase Agreement, (iii) shall have interest payable at a rate and on terms set forth in such Senior Incremental Note and the First Lien Purchase Agreement, (iv) shall have the same maturity date as the other Notes under the First Lien Purchase Agreement, and (v) shall be subject to optional redemption, mandatory redemption and an obligation to make a repurchase offer upon the occurrence of a Change of Control, in each case as further set forth in the First Lien Purchase Agreement and such Senior Incremental Note).  This Agreement shall supplement and modify the First Lien Purchase Agreement as provided herein and shall constitute a “Note Document” under the First Lien Purchase Agreement.  Accordingly, it shall have been and shall be an Event of Default under the First Lien Purchase Agreement if any representation or warranty made by Company, Parent or any Guarantor under or in connection with this Agreement or the First Lien Purchase Agreement or any other Note Documents shall have been false, incorrect, breached or misleading in any material respect when made or furnished.

4. Conditions to Purchase.  The Purchasers’ respective obligations to purchase the Senior Incremental Notes pursuant to this Agreement shall become effective only upon the satisfaction of all of the following conditions precedent:

(a) On or before the Purchase Date, Company, Parent and Guarantors shall deliver to the Purchasers the following, each, unless otherwise noted, dated the Purchase Date:

i. copies of all amendments to the Organizational Documents of such Person executed on or after July 17, 2006, in each case, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Purchase Date;

ii. resolutions of its board of directors, manager or sole member, as the case may be, approving and authorizing the execution, delivery, and performance of this Agreement and approving and authorizing the execution, delivery and payment of the Senior Incremental Notes, certified as of the Purchase Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

iii. signature and incumbency certificates of its officers executing this Agreement, and the Senior Incremental Notes; and

iv. original executed copies of this Agreement and the Senior Incremental Notes.

(b) The Purchasers and the Collateral Agent shall have received a favorable written opinion of Weil, Gotshal & Manges LLP, counsel for Company, Parent and Guarantors, in the form attached as Exhibit A hereto, dated as of the Purchase Date, with respect to the enforceability of the Senior Incremental Notes and the other Notes, this Agreement, the other Note Documents and as to such other matters as the Purchasers and the Collateral Agent may reasonably request.

(c) On or before the Purchase Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by any Purchaser or its counsel shall be satisfactory in form and substance to such Purchaser and such counsel, and such Purchaser and such counsel shall have received all such counterpart originals or certified copies of such documents as such Purchaser may reasonably request.

(d) After giving effect to the transactions contemplated by this Agreement, (i) no Default or Event of Default (each as defined under the Note Documents) shall have occurred and be continuing under the Note Documents or result from this Agreement becoming effective in accordance with its terms, (ii) no Default or Event of Default (each as defined under the Second Lien Documents) shall have occurred and be continuing under the Second Lien Documents or result from this Agreement becoming effective in accordance with its terms, and (iii) no Default or Event of Default (each as defined under the Exchange Note Documents) shall have occurred and be continuing under the Exchange Note Documents or result from this Agreement becoming effective in accordance with its terms, and Company shall have delivered an officer’s certificate to such effect.

(e) Company shall use the net proceeds from the sale of the Senior Incremental Notes solely to fund the operations of Company in the ordinary course of business and not for any other purpose including the acquisition of any business or assets (it being understood that Company may make Permitted Investments pursuant to clause (viii) of the definition of “Permitted Investments”) or for the repayment of any Indebtedness.  For the avoidance of doubt, Section 4.9 of the First Lien Purchase Agreement shall not apply to the issuance of the Senior Incremental Notes pursuant to this Agreement.

(f) Without limiting any obligation of Company to reimburse the expenses pursuant to the terms of the Note Documents, Company hereby agrees that on or before the Purchase Date, Company shall reimburse each Purchaser for any and all out-of-pocket expenses (including reasonable attorneys’ fees) incurred by such Purchaser in connection with this Agreement and the matters related hereto.

5. Representations and Warranties.  In order to induce the Purchasers to enter into this Agreement, each of Company and Parent represents and warrants to each Purchaser that the following statements are true, correct and complete:

(a) Organization, Corporate Power and Authority.  Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Parent is a corporation dully incorporated, validly existing and in good standing under the laws of the State of Delaware.  Each Guarantor that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation.  Each Guarantor that is a partnership or limited liability company is duly organized and a validly existing partnership or limited liability company, as the case may be, under the laws of its jurisdiction of formation and is in good standing in such jurisdiction.  Company has all requisite limited liability company power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to issue and deliver the Senior Incremental Notes, Parent has all requisite corporate power and authority to enter into this Agreement and the Parent Guaranty in respect of the Senior Incremental Notes, and each of Company and Parent has requisite limited liability company or corporate power and authority to carry out the transactions contemplated by, and perform its obligations under, this Agreement, the First Lien Purchase Agreement as supplemented and modified by this Agreement (together with the First Lien Incremental Disclosure Schedules attached hereto as Exhibit B, the “Modified Agreement”) and the Senior Incremental Notes.

(b) Authorization of Agreements.  The execution and delivery of this Agreement, and the performance of this Agreement and the Modified Agreement and the issuance, delivery and payment of the Senior Incremental Notes have been duly authorized by all necessary corporate action on the part of Company, Parent and any Guarantors, as the case may be.

(c) No Conflict.  The execution and delivery by Company and Parent of this Agreement, the Senior Incremental Notes, and the performance of this Agreement and the Modified Agreement and the issuance, delivery and payment of the Senior Incremental Notes do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company, Parent or any Guarantor, or violate any Organizational Documents of Company, Parent or any Guarantor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any FCC License, Spectrum Lease or other Material Contract of any Note Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Note Party (except pursuant to the Note Documents), (iv) require any approval of stockholders, partners or members or any approval or consent of any Person under any Contractual Obligation of any Note Party, except for such approvals or consents obtained on or before the date hereof, or (v) give rise (except pursuant to the Note Documents) to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person under any Applicable Law or any provision of the Organizational Documents of any Note Party or any Material Contract to which any Note Party is a party or by which any Note Party is bound.

(d) Governmental Consents.  The execution and delivery by Company and Parent of this Agreement, the Senior Incremental Notes, and the performance by Company and Parent of this Agreement and the Modified Agreement and the issuance, delivery and payment of the Senior Incremental Notes do not and will not require any Governmental Authorization by any Governmental Authority (including the FCC) except to the extent obtained on or before the date hereof.

(e) Binding Obligation.  This Agreement has been duly executed and delivered by Company, Parent and the Guarantors and this Agreement and the Modified Agreement are the legally valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, whether considered at law or equity.  The Senior Incremental Notes have been duly authorized by Company and when executed and authenticated, will be entitled to the benefits of this Agreement and the Modified Agreement and will constitute the legally valid and binding obligations of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, whether considered at law or equity.

(f) Incorporation of Representations and Warranties From First Lien Purchase Agreement.  The representations and warranties contained in Article IV of the Modified Agreement, as further modified by Schedule 5(f) attached hereto, are and will be true, correct and complete in all material respects on and as of the Purchase Date to the same extent as though made on and as of that date.

(g) Financial Condition.

i. The audited consolidated balance sheet of the Company and its Subsidiaries dated January 2, 2010, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date have been delivered to the Purchasers.  The audited consolidated balance sheet of the Company and its Subsidiaries dated January 2, 2010, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date, were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, fairly present, in all material respects, the financial condition of such Persons as at the dates indicated and the results of their operations and their cash flows for the periods indicated, except as otherwise indicated therein.

ii. The unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of each Fiscal Quarter ended more than 45 days prior to the Purchase Date, consisting of a consolidated balance sheet and the related consolidated statements of income and cash flows for the periods indicated were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, except for the absence of footnotes and as otherwise expressly noted therein.

(h) No Material Adverse Change; Absence of Undisclosed Liabilities.  Since January 2, 2010, no event or change has occurred that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Except as set forth in the financial statements referred to in Section 5(g) hereinabove, since January 2, 2010, neither the Company nor any of its Subsidiaries has incurred any obligations or liabilities that would be required to be reflected on a balance sheet or the notes prepared thereto in accordance with

GAAP consistently applied, other than obligations or liabilities incurred in the ordinary course of business.

(i) Independent Auditors.  Ernst & Young LLP, who have certified the consolidated financial statements of the Company as of January 2, 2010, are independent public accountants within the meaning of the Securities Act.

(j) Absence of Default.  Immediately prior to, or after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would result from this Agreement becoming effective in accordance with its terms.

(k) Secured Working Capital Line.  No Secured Working Capital Line exists.

(l) Performance of Agreements. Company, Parent and each Guarantor has performed in all material respects all agreements and satisfied all conditions which the First Lien Purchase Agreement provides shall be performed or satisfied by it on or before the date hereof.

(m) Investment Company Act.  Neither Company nor any of its Subsidiaries is or, immediately after receipt of payment for the Senior Incremental Notes and the consummation of the transactions contemplated under this Agreement and the Senior Incremental Notes, will be an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.

6. Acknowledgment and Consent.  Parent and each guarantor (or grantor) listed on the signatures pages hereof (each, a “Guarantor” and collectively, the “Guarantors”) hereby (a) acknowledges and agrees that any of the Parent Guaranty, Guaranty and Collateral Documents (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement and (b) acknowledges that it has read this Agreement and consents to the terms hereof, and hereby confirms and agrees that, from and after the Purchase Date, “Secured Obligations” and “Guarantied Obligations,” as applicable, under each Credit Support Document to which it is a party or otherwise bound shall include Company’s and Parent’s obligations, as applicable, under the Senior Incremental Notes and this Agreement.  Each Guarantor represents and warrants that all representations and warranties contained in the Modified Agreement and the Credit Support Documents to which it is a party or otherwise bound, as modified by Schedule 5(f) attached hereto, are true, correct and complete in all material respects on and as of the Purchase Date to the same extent as though made on and as of that date, and each of the Schedules referred to therein and attached to this Agreement, as modified or supplemented to reflect changes thereto from and after July 17, 2006, is and will be true, correct and complete in all material respects on and as of the Purchase Date.  For the avoidance of doubt, for the purposes of this Section 6, (i) the introductory language to Article IV of the First Lien Purchase Agreement shall be disregarded, (ii) each reference in Article IV of the First Lien Purchase Agreement to the “Closing Date” and the “Closing” shall be replaced with the reference to the “Purchase Date”, and (iii) the references to the “Conversion” and “Conversion Date” shall remain unchanged except as modified by Schedule 5(f) attached hereto.

7. Miscellaneous.

(a) Reference to and Effect on the First Lien Purchase Agreement and the Other Note Documents.

i.        Except as otherwise expressly provided herein, each of Company, Parent and the Guarantors hereby agree that (i) the First Lien Purchase Agreement and the other Note Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Purchase Date (A) all references in the First Lien Purchase Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the First Lien Purchase Agreement shall mean the First Lien Purchase Agreement as modified by this Agreement and (B) all references in the other Note Documents to the “First Lien Purchase Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the First Lien Purchase Agreement shall mean the First Lien Purchase Agreement as modified by this Agreement, (ii) to the extent that the First Lien Purchase Agreement or any other Note Document purports to pledge to Collateral Agent, or to grant to Collateral Agent a security interest in or lien on, any collateral as security for the obligations under the First Lien Purchase Agreement, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment or modification of any right, power or remedy of Collateral Agent or the Holders under the First Lien Purchase Agreement or any other Note Document, nor constitute an amendment or modification of any provision of the First Lien Purchase Agreement or any other Note Document.

ii.        The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Purchaser or any other Holder under, the First Lien Purchase Agreement or any of the other Note Documents.

(b) Fees and Expenses.  Each of Company and Parent acknowledges that all costs, fees and expenses as described in Section 1.4 of the First Lien Purchase Agreement incurred by each Purchaser and its counsel with respect to this Agreement and the documents and transactions contemplated hereby shall be for the account of Company and Parent.

(c) Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(d) Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE

STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(e) Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Agreement (other than the provisions of Sections 1, 2 and 3 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by Company, Parent, each Purchaser and each of the Guarantors and receipt by Company and the Purchasers of written or telephonic notification of such execution and authorization of delivery thereof.  Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

8. Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY AND EACH OF THE GUARANTORS, EACH FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I)           ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II)           WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(III)           AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY OR ANY GUARANTOR, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OF THE FIRST LIEN PURCHASE AGREEMENT;

(IV)           AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY AND THE GUARANTORS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V)           AGREES THAT EACH PURCHASER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI)           AGREES THAT THE PROVISIONS OF THIS SECTION 8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

9. Waiver of Jury Trial.

COMPANY, THE GUARANTORS, PARENT AND THE PURCHASERS HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Company, the Guarantors, Parent and the Purchasers each acknowledge that this waiver is a material inducement for Company, the Guarantors, Parent and the Purchasers to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings.  Company, the Guarantors, Parent and the Purchasers further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10. Recordation of the Senior Incremental Notes.  Upon execution and delivery hereof, Company will record each Senior Incremental Note in the Register, and each such Senior Incremental Note shall be a “Note” and “Senior Incremental Note” as such terms are used in the First Lien Purchase Agreement and the Amendment and Waiver, respectively.

11. Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

12. Entire Agreement.  This Agreement, the First Lien Purchase Agreement and the other Note Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

13. Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this

Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

14. Direction to Collateral Agent.  The Purchasers, constituting the Required Holders under the First Lien Purchase Agreement, hereby instruct the Collateral Agent to acknowledge that (i) it has read this Agreement, (ii) this Agreement constitutes a “Note Document” under the First Lien Purchase Agreement and (iii) the Collateral Agent will continue to act on behalf of all Holders (including the Purchasers under this Agreement) under the Collateral Agency Agreement and the other Note Documents in accordance with the terms thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

PURCHASER:

AVENUE INVESTMENTS, L.P.
By:	Avenue Partners, LLC, its General Partner

By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	President and Managing Partner

AVENUE INTERNATIONAL MASTER, L.P.

By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	President and Managing Partner

AVENUE - CDP GLOBAL OPPORTUNITIES FUND, L.P.

By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	President and Managing Partner

AVENUE SPECIAL SITUATIONS FUND V, L.P.

By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	President and Managing Partner

PURCHASER:

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:	/s/ Chris Pucillo
	Name:	Chris Pucillo
	Title:	Director

COMPANY:

NEXTWAVE WIRELESS LLC

By:	/s/ Francis J. Harding
	Name:	Francis J. Harding
	Title:	Treasurer

PARENT and GUARANTOR:

NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
	Name:	Francis J. Harding
	Title:	Chief Financial Officer

GUARANTORS:

NEXTWAVE BROADBAND INC.

By:	/s/ Francis J. Harding
	Name:	Francis J. Harding
	Title:	Treasurer

NW SPECTRUM CO.

By:	/s/ Francis J. Harding
	Name:	Francis J. Harding
	Title:	Treasurer

AWS WIRELESS INC.

By:	/s/ Francis J. Harding
	Name:	Francis J. Harding
	Title:	Treasurer

WCS WIRELESS LICENSE SUBSIDIARY, LLC

By:	/s/ Francis J. Harding
	Name:	Francis J. Harding
	Title:	Treasurer

Acknowledged by (pursuant to Section 14 above):

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:	/s/ Eddie Wang
	Name:	Eddie Wang
	Title:	Vice President

Supplemental Schedule 1.2A

Purchasers and Issue Price

Notes issued on May 27, 2010 (evidencing Senior Incremental Notes)

Purchasers	Total Issue Price/Principal Amount of Notes Purchased
Avenue Investments, L.P.	$1,873,363
Avenue International Master, L.P.	$3,484,736
Avenue - CDP Global Opportunities Fund, L.P.	$755,478
Avenue Special Situations Fund V, L.P.	$8,286,423
Solus Core Opportunities Master Fund Ltd	$3,600,000
Total	$18,000,000

First Lien Senior Incremental Notes Agreement

SCHEDULE 5(f)

Modifications to Representations and Warranties

Solely for the purposes of Section 5(f) of this Agreement:

1. The introductory language to Article IV of the Modified Agreement shall be deemed to read as follows “The Company, Parent and the Guarantors hereby, jointly and severally, represent and warrant on and as of the Purchase Date, after giving effect to the Note Purchase, that:”.

2. Each reference in Article IV of the Modified Agreement to the “Closing Date” and the “Closing” shall be replaced with a reference to the “Purchase Date”.

3. The Company and the Guarantors shall not be deemed to make the representations and warranties contained in Sections 4.1, 4.4, 4.5, 4.6, 4.7, 4.9, 4.10, 4.11, and 4.25 of the Modified Agreement.

4. The second and third sentences set forth in Section 4.3 of the Modified Agreement shall be amended and restated to read in their entirety as follows: “All of the issued and outstanding Capital Stock of the Company and the Parent have been duly authorized and validly issued, fully paid and nonassessable, and all of such Capital Stock of the Company are owned by the Parent.”

5. The second sentence of the first paragraph of Section 4.13(a) of the Modified Agreement shall be deemed to read as follows: “Except as set forth on Schedule 4.13, neither the Company nor any of its Subsidiaries has any Foreign Spectrum Holdings as of the Purchase Date.”

6. The phrase “other than the filing of any UCC financing statements delivered to the Collateral Agent for filing (but not yet filed), the periodic filing of UCC continuation statements in respect of UCC financing statements (including any fixture filings) filed by or on behalf of the Holders of the Notes” set forth in Section 4.31 of the Modified Agreement is amended and restated to read in its entirety as follows: “other than the periodic filing of UCC continuation statements in respect of UCC financing statements (including any fixture filings) filed by or on behalf of the Holders of the Notes”.

7. Section 4.32 of the Modified Agreement is amended and restated to read in its entirety as follows: “Except as set forth on Schedule 4.32, the Company or the Parent or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as are owned by the Company, Parent or such Subsidiary.”

1
 First Lien Senior Incremental Notes Agreement

8. Section 4.33 of the Modified Agreement is amended and restated to read in its entirety as follows: “Except as set forth in Section 8.2 of the Modified Agreement with respect to the priority of payment among the Notes, no Indebtedness of the Company or any of its Subsidiaries is senior to the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.”

2
 First Lien Senior Incremental Notes Agreement

EXHIBIT A

OPINION OF COUNSEL TO NOTE PARTIES

See attached.

May 27, 2010
The Bank of New York Mellon,
as Collateral Agent,
under the Indebtedness Agreement referred to below and for
itself and for each of the Purchasers referred to therein

Ladies and Gentlemen:

We have acted as counsel to NextWave Wireless Inc., a Delaware corporation (the “Parent”), NextWave Wireless LLC, a Delaware limited liability company (the “Company”), NextWave Broadband Inc., a Delaware corporation (“Broadband”), NW Spectrum Co., a Delaware corporation (“NW Spectrum”), AWS Wireless Inc., a Delaware corporation (“AWS Wireless”), WCS Wireless License Subsidiary, LLC, a Delaware limited liability company (“WCS Wireless”, and together with Broadband, NW Spectrum, and AWS Wireless, each a “Guarantor” and collectively the “Guarantors”, and the Guarantors together with the Parent and the Company, each an “Opinion Party” and collectively the “Opinion Parties”) in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by the First Lien Senior Incremental Notes Agreement relating to $18,000,000 initial principal amount of senior secured First Lien Notes due 2011 of the Company dated as of May 27, 2010 (the “Indebtedness Agreement”) among the Company, the Parent, each Guarantor, and the purchasers named therein (the “Purchasers”), with The Bank of New York Mellon acting as collateral agent for the Purchasers (in such capacity, the “Collateral Agent”).  Capitalized terms defined or otherwise referenced in the Indebtedness Agreement and used (but not otherwise defined) herein are used herein as so defined or referenced.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:
a. the Indebtedness Agreement;

b. the Senior Incremental Notes issued on the date hereof;

c. the Modified Agreement.

The documents specified in clauses (a) through (c) are collectively referred to as “New York Documents”.

In addition we have examined such corporate and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Opinion Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all

May 27, 2010

questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Opinion Parties and upon the representations and warranties of the Opinion Parties contained in the New York Documents.  As used herein, “to our knowledge” and “of which we are aware” mean the conscious awareness of facts or other information by any lawyer in our firm on the date hereof who has, within one year prior to the date hereof, devoted substantial time to matters involving the Opinion Parties or the transactions contemplated by the New York Documents.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

Each of the Opinion Parties is a corporation or limited liability company, as applicable, validly existing and in good standing under the laws of the State of Delaware.

Each of the Opinion Parties has all requisite corporate or limited liability company power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted.

Each of the Opinion Parties has all requisite corporate or limited liability company power and authority, as applicable, to execute and deliver the New York Documents to which it is a party and to perform its obligations thereunder.  The execution, delivery and performance of the New York Documents by each of the Opinion Parties party thereto has been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of such Opinion Party.

Each of the New York Documents has been duly and validly executed and delivered by each of the Opinion Parties party thereto.  Assuming the due authorization, execution and delivery of the New York Documents by the other parties thereto, each of the New York Documents constitutes the legal, valid and binding obligation of the Opinion Parties party thereto, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto, (B) no opinion is expressed with respect to set-offs by participants, and (C) no opinion is expressed with respect to any provision of the New York Documents providing for liquidated damages.

The execution and delivery by each of the Opinion Parties of the New York Documents to which it is a party and the performance by each of the Opinion Parties of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or Certificate of Formation, as applicable, or by-laws or operating agreement, as applicable (including all amendments thereto to the date hereof) of such Opinion Party, (ii) any of the terms, conditions or provisions of any agreement listed on Schedule I hereto, (iii) Delaware corporate or limited liability company, New York state or federal law or regulation including Regulation T, U or X of the Board of Governors of the Federal Reserve System (other than the Communications Act, FCC Rules, and federal and

May 27, 2010

state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on such Opinion Party of which we are aware.

No consent, approval, waiver, license or authorization or other action by or filing with any Delaware corporate or limited liability company, New York state or federal governmental authority is required in connection with the execution and delivery by the Opinion Parties of the New York Documents to which they are parties, the consummation by the Opinion Parties of the transactions contemplated thereby or the performance by the Opinion Parties of their obligations thereunder, except for filings in connection with perfecting security interests, the Communications Act, FCC Rules and the federal and state securities or blue sky laws, as to which we express no opinion in this paragraph, and those already obtained.

To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Opinion Parties that relates to any of the transactions contemplated by the Indebtedness Agreement.

On the date hereof, immediately after giving affect to the purchase of the Senior Incremental Notes, none of the Opinion Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Assuming that the representations of the Purchasers contained in the Indebtedness Agreement and the Modified Agreement are true, correct and complete and assuming compliance by the Purchasers with their covenants set forth in the Indebtedness Agreement, it is not necessary in connection with the offer, sale and delivery of the Senior Incremental Notes to the Purchasers pursuant to the Indebtedness Agreement to (i) register the Senior Incremental Notes under the Securities Act of 1933, as amended, or (ii) qualify the Indebtedness Agreement or the Modified Agreement under the Trust Indenture Act of 1939, as amended.

The opinions expressed herein are limited to the laws of the State of New York, the corporate and limited liability company laws of the State of Delaware and the federal laws of the United States, other than the Communications Act and FCC Rules, and we express no opinion as to the effect on the matters covered by this letter of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit and for the benefit of your permitted assigns in connection with the transactions described herein.  Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than to bank regulatory authorities or your permitted assigns.

Very truly yours,

Schedule I

List of Agreements

1.	The Note Documents

2.	Exchange Note Documents

3.	The Second Lien Documents

4.	Credit Line Agreement dated as of August 6, 2008, between NextWave Wireless Inc. and UBS Credit Corp.

5.	Share Purchase Agreement among Michael Bornhausser, BB Private Equity N.V., Varuma AG, Rolf Brugger, Andreas Sarasin, Markus Hof, Renate Thoma and PacketVideo Corporation

6.	Stock Purchase Agreement dated July 2, 2009 among PacketVideo Corporation, NextWave Wireless Inc., NextWave Broadband Inc. and NTT Docomo, Inc.

7.	Stockholders’ Agreement, dated as of July 2, 2009 by and among PacketVideo Corporation, NextWave Wireless Inc., NextWave Broadband Inc. and NTT DOCOMO, Inc.

8.	Amended and Restated Services Agreement dated October 30, 2006 among NextWave Broadband Inc and LCC International Inc.

9.	Settlement and General Release Agreement dated September 21, 2009 among Nechemia J. Peres (GO Networks Stockholder Representative) and NextWave Wireless Inc.

10.	Letter dated December 28, 2009 between NextWave Wireless Inc. and Moelis and Company LLC.

11.	First Lien Commitment Letter

EXHIBIT B

FIRST LIEN INCREMENTAL DISCLOSURE SCHEDULES

See attached.

DISCLOSURE SCHEDULES

TO FIRST LIEN SENIOR INCREMENTAL NOTES AGREEMENT

among

NEXTWAVE WIRELESS INC.,

NEXTWAVE WIRELESS LLC,

Each GUARANTOR NAMED THEREIN

and

THE PURCHASERS NAMED THEREIN

Relating to:

Senior Secured First Lien Notes due 2011

of

NextWave Wireless LLC

Dated as of May 27, 2010

INTRODUCTION

Attached to and forming a part of the First Lien Senior Incremental Notes Agreement, dated as of May 27, 2010 (the “Agreement”) among NextWave Wireless Inc., a corporation organized under the laws of the state of Delaware (the “Parent”), NextWave Wireless LLC, a limited liability company organized under the laws of the state of Delaware (the “Company”), each Guarantor party thereto (each, a “Guarantor” and collectively, the “Guarantors”), the Purchasers set forth in Supplemental Schedule 1.2A herein (each, a “Purchaser” and collectively, the “Purchasers”), and acknowledged by The Bank of New York Mellon, as Collateral Agent.

The representations and warranties of the Company, the Parent and the Guarantors in the Agreement are qualified by, and made subject to, the disclosures in these Schedules to the extent, and solely to the extent, expressly stated in the applicable provision(s) to which any Schedule relates.  Notwithstanding the foregoing, inclusion of information in these Schedules shall not be construed as an admission that such information is material to the business, assets, liabilities, financial condition, results of operations or prospects of the Company, the Parent or the Guarantors, or otherwise material, or that such information is required to be included in these Schedules, and inclusion of information in connection with disclosure of matters that are not in the ordinary course of business shall not be construed as an admission that the included items or actions are not in the ordinary course of business.

Supplemental Schedule 1.2A

Purchasers and Issue Price

Senior Incremental Notes issued on May 27, 2010

Purchasers	Principal Amount of Notes Purchased	Total Issue Price
Avenue Investments, L.P.	$1,873,363.00	$1,873,363.00
Avenue International Master, L.P.	$3,484,736.00	$3,484,736.00
Avenue - CDP Global Opportunities Fund, L.P.	$755,478.00	$755,478.00
Avenue Special Situations Fund V, L.P.	$8,286,423.00	$8,286,423.00
Solus Core Opportunities Master Fund	$3,600,000.00	$3,600,000.00
Total	$18,000,000.00	$18,000,000.00

Schedule 4.3

Corporate and Capital Structure

Persons holding 5% or more of the Capital Stock of the Parent (on an as-converted basis)

1.	Navation Inc.

2.	Avenue Capital Group

3.	Sola Ltd.

4.	Allen Salmasi

Corporate Structure – Subsidiaries of the Company

Entity Name	Owner(s) (100% unless otherwise stated)
NextWave Broadband Inc.	Company
NWGN, Inc. (formerly GO Networks, Inc.)	Company
NextWave Argentina S.A.	Company (98%) NW Spectrum Co (2%)
Hughes Systique Corporation	Company (5% common shareholders)
CYGNUS Communications, Inc.	Company
PacketVideo Corporation	NextWave Broadband Inc.
NW Spectrum Co.	NextWave Broadband Inc.
AWS Wireless Inc.	NextWave Broadband Inc.
NextWave Metropolitan, Inc.	NextWave Broadband Inc.
WiMax Telecom AG	NextWave Broadband Inc.
PacketVideo Japan Corp.	PacketVideo Corporation
PacketVideo France SARL	PacketVideo Corporation
PacketVideo India Private Limited	PacketVideo Corporation
PacketVideo Finland Oy	PacketVideo Corporation
PacketVideo N.Carolina Corp	PacketVideo Corporation
PacketVideo Germany GmbH	PacketVideo Corporation
PacketVideo Korea Branch	PacketVideo Corporation
PacketVideo Switzerland (SDC)	PacketVideo Corporation
WCS Wireless License Subsidiary, LLC	NW Spectrum Co.
4253311 Canada, Inc.	4399773 Canada, Inc.

Entity Name	Owner(s) (100% unless otherwise stated)
4399773 Canada, Inc.	NW Spectrum Co.
Inquam Broadband GmbH	WiMax Telecom AG
Callix Consulting AG	WiMax Telecom AG
WiMax Telecom SRO	WiMax Telecom AG
Infotel Argentina S.A.	NextWave Argentina (99.98%) Company (0.02%)
Callbi S.A.	NextWave Argentina
Cygnus Multimedia Communications, Inc.	Cygnus Communications, Inc.
Cygnus Acquisition, Co.	Cygnus Multimedia Communications, Inc
Babian Software India Pvt India	Hughes Systique Corporation
Inquam Norway AS	NextWave Broadband Inc.
NextWave Spectrum UK Ltd	NextWave Wireless LLC
NextWave Inversiones Ltda	NextWave Spectrum UK Ltd
Southam Chile SA	NextWave Inversiones
NextWave Chile Ltda`	NextWave Spectrum UK Ltd
Sociedad Televisora CBC Ltd	NextWave Chile Ltda

On September 28, 2008, the Company’s wholly-owned subsidiary, GO Networks, Inc., a Delaware corporation (the “Applicant”), submitted an application pursuant to Chapter 12 of the Israeli Companies Ordinance, 1983-5743 (the “Israeli Companies Ordinance”) with the Tel Aviv District Court (the "Court") requesting the appointment of a permanent liquidator for the purpose of effecting a court-supervised liquidation of GO Networks Ltd. (a corporation organized under the laws of the state of Israel) (“GO Networks Israel”).  In addition, concurrently with such application, the Applicant also submitted to the Court an application pursuant to Chapter 12 of the Israeli Companies Ordinance to appoint a temporary liquidator during the interim period until a permanent liquidator is appointed.  The application for appointment of a temporary liquidator was granted October 6, 2008 and on January 14, 2009 the court entered an order for the permanent liquidation of GO Networks Israel.  As a result of the liquidation, the Company no longer controls GO Networks Israel and its subsidiaries and will not receive any proceeds from the assets of such GO Networks entities.

On October 14, 2008, the Company shut down the operations of its Cygnus Communications Canada Co. subsidiary (“Cygnus Canada”) and filed a voluntary petition for bankruptcy in the Court of Queen's Bench of Alberta.  The bankruptcy trustee that was appointed for Cygnus Canada on October 14, 2008 is Hardie & Kelly.  The operations of Cygnus Canada consisted of a research and development facility with 21 employees.  Bankruptcy finalized on January 15, 2010.  As a result of the bankruptcy, the Company no longer controls Cygnus Canada and its subsidiaries and will not receive any proceeds from the assets of such Cygnus entities.  The final inspector meeting was held on January 15, 2010.

On October 30, 2009, the Board of Directors of WiMAX Telecom GmbH, the holding company for the Company’s discontinued WiMAX Telecom business in Austria and Croatia, filed an insolvency proceeding in Austria in accordance with local law to permit the orderly wind-down of such entity.  The court in Austria has entered an order appointing an administrator to manage the insolvency of WiMAX Telecom GmbH.  As a result of the appointment of the administrator, the Company no longer controls WiMAX Telecom GmbH and its subsidiaries and will not receive any proceeds from the assets of such WiMAX entities.

Preemptive Rights

1.	Rights of the Second Lien Noteholders pursuant to Second Lien Warrant Agreements.

2.	Rights of NTT DoCoMo, Inc. pursuant to the Stockholders’ Agreement, dated as of July 2, 2009 by and among PacketVideo Corporation, NextWave Wireless Inc., NextWave Broadband Inc. and NTT DOCOMO, Inc.

Options

1.
During the year ended January 2, 2010, the Company had five share-based compensation plans that provide for awards to acquire shares of common stock.  At January 2, 2010, the Company may issue up to an aggregate of 31.5 million shares of common stock under its equity compensation plans, of which 21.2 million shares are reserved for issuance upon exercise of granted and outstanding options and 10.3 million shares are available for future grants.

Warrants

1.	Warrants to purchase an aggregate of 10,476,663 shares of common stock held by Solus Ltd. and its affiliates.

Conversion Rights

1.	Parent has outstanding Third Lien Subordinated Secured Convertible Notes which are convertible into 44,821,994 shares of common stock as of March 28, 2009, at a conversion price of $11.05 per share.

Stock Appreciation Rights

None.

Employee Stock Plans

1.           Except as disclosed in Note 13 of the Notes to Consolidated Financial Statements in the Company’s Form 10-K filed on April 2, 2010, which are incorporated herein by reference, there are none.

Schedule 4.8

Material Contracts and Spectrum Leases

Material Contracts

12.	The Note Documents

13.	Exchange Note Documents

14.	The Second Lien Documents

15.	Credit Line Agreement dated as of August 6, 2008, between NextWave Wireless Inc. and UBS Credit Corp.

16.	Share Purchase Agreement among Michael Bornhausser, BB Private Equity N.V., Varuma AG, Rolf Brugger, Andreas Sarasin, Markus Hof, Renate Thoma and PacketVideo Corporation

17.	Stock Purchase Agreement dated July 2, 2009 among PacketVideo Corporation, NextWave Wireless Inc., NextWave Broadband Inc. and NTT Docomo, Inc.

18.	Stockholders’ Agreement, dated as of July 2, 2009 by and among PacketVideo Corporation, NextWave Wireless Inc., NextWave Broadband Inc. and NTT DOCOMO, Inc.

19.	Amended and Restated Services Agreement dated October 30, 2006 among NextWave Broadband Inc and LCC International Inc.

20.	Settlement and General Release Agreement dated September 21, 2009 among Nechemia J. Peres (GO Networks Stockholder Representative) and NextWave Wireless Inc.

21.	Letter dated December 28, 2009 between NextWave Wireless Inc. and Moelis and Company LLC.

22.
Senior Secured Notes Commitment Letter, dated March 16, 2010, by and among Avenue Capital Management II, L.P. (on behalf of its managed investment funds set forth therein), Solus Core Opportunities Master Fund Ltd, NextWave Wireless LLC and NextWave Wireless Inc.

Spectrum Leases

1. Domestic Spectrum Leases

License Call Signs	Market	Licensee	Lease Name
WLX648	Mobile, AL	North American Catholic Educational Programming Foundation, Inc. Lessee is Clearwire Spectrum Holdings II LLC	Educational Broadband Service Long Term De Facto Transfer Individual Use Sublease Agreement (March 2, 2007)
WAC273	San Francisco, CA	Regents of the University of California	Long Term De Facto Transfer EBS Spectrum Lease Agreement (November 1, 2007)
KHU89 KTB97	San Francisco, CA	Regents of the University of California	Long Term De Facto Transfer EBS Spectrum Lease Agreement (November 1, 2007)
WHG396	Modjeska Peak, CA	The Orange Catholic Foundation	Lease Agreement (December 19, 2005); Assignment and Assumption Agreement (July 7, 2006)
KTZ30	Peoria, IL	Bradley University	Long Term De Facto EBS Spectrum Lease Agreement (May 16, 2007); First Amendment to Lease Agreement (April, 2008)
WND596	Sea Girt, NJ	The Sea Girt School District	Second Amended and Restate ITFS Lease Agreement (August 17, 2006)
KRS81 KRS82 KRS83 KRS84 KRS85 KRS86 KRW67	New York, NY Staten Island, NY Yonkers, NY Haverstraw, NY Beacon, NY Rhinecliff, NY Loomis, NY	Archdiocese of New York	Lease Agreement (December 2, 2004); Assignment and Assumption Agreement, July 7, 2006); First Amendment to Lease Agreement (March 1, 2006)
WHR828	New York, NY	Educational Broadcasting Corporation	Long Term De Facto Transfer EBS Spectrum Lease Agreement (June 20, 2006)

License Call Signs	Market	Licensee	Lease Name
WAU29	Philadelphia, PA	Temple University	Long Term De Facto EBS Spectrum Lease Agreement (July 31, 2006)
WHR506	Fort Worth, TX	Tarrant County College District	Long Term De Facto EBS Spectrum Lease Agreement (December 13, 2006)
KNLB200	2310-2315 MHz & 2355-2360 MHz in Fall River, MA	NW Spectrum Co.
NW Spectrum Co. – Troy City Internet Exchange, Inc. d/b/a MegaBroadband WCS Spectrum Lease Agreement (December 1, 2004); Instrument of Assignment and Assumption (January 10, 2006); First Amendment to Spectrum Lease Agreement (June 6, 2008); Second Amendment to Spectrum Lease Agreement (June 13, 2008)

KNLB213	Portions of Jacksonville, FL MEA09 (excluding Duval and St. John’s counties)	NW Spectrum Co.
NW Spectrum Co. - Broadband South LLC Spectrum Manager Lease Agreement (December 4, 2008); Amendment Number 1 to Spectrum Manager Lease Agreement (January 8, 2009); Amendment Number 2 to Spectrum Manager Lease Agreement (March 12, 2010)

2. Foreign Spectrum leases

Lease Name	NextWave entity party to lease	Lessee	Spectrum Bands	Market
Letter of Intent between Inquam Broadband GmbH and WVE Net GmbH (July 3, 2007)*	Inquam Broadband GmbH	VSE NET GmbH	10 MHz (of 3.5 GHz frequencies)	Wadrill, Germany
Letter of Intent between Inquam Broadband GmbH and NeckarCom Telekommunikation GmbH (March 12, 2007)*	Inquam Broadband GmbH	NeckarCom Telekommunikation GmbH	14 MHz (of 3.5 GHz frequencies)
12 locations in Germany:
- Dellmensingen
- Schnürpflingen
- Staig Wasserturm
- Staig VBHS
- Hüttisheim Wasserturm
- Hüttisheim Ziegelei
- Dorndorf
- Rißtissen
- Gamerschwang
- Lehenweiler
- Heimerdingen
- Scheer

*Letters of Intent in process of being assigned to buyer of Inquam Broadband GmbH assets, Inquam Holding GmbH

Schedule 4.13

FCC Licenses

NEXTWAVE’S DOMESTIC AWS SPECTRUM LICENSES
Call Sign	City	State	License Type	Licensee Name
WQGD533	Citrus	FL	AWS	AWS Wireless Inc.
WQGD532	Hardee	FL	AWS	AWS Wireless Inc.
WQGD534	Putnam	FL	AWS	AWS Wireless Inc.
WQGD594	Savannah	GA-SC	AWS	AWS Wireless Inc.
WQGD601	Asheville	NC	AWS	AWS Wireless Inc.
WQGD515	Burlington	NC	AWS	Proposed assignee: Carolina AWS, LLC
WQGD559	Cabarrus	NC	AWS	AWS Wireless Inc.
WQGD589	Greenville	NC	AWS	Proposed assignee: Carolina AWS, LLC
WQGD558	Hoke	NC	AWS	AWS Wireless Inc.
WQGD557	Rockingham	NC	AWS	Proposed assignee: Carolina AWS, LLC
WQGD592	Wilmington	NC-SC	AWS	Proposed assignee: Carolina AWS, LLC
WQGD603	Hickory-Morganton	NC-TN	AWS	AWS Wireless Inc.
WQGD624	Santa Fe	NM	AWS	AWS Wireless Inc.
WQGD623	Amarillo	TX-NM	AWS	AWS Wireless Inc.

NEXTWAVE’S DOMESTIC WCS SPECTRUM LICENSES1
Call Sign	City	State	License Type	Licensee Name
KNLB219	Phoenix	AZ	WCS	NW Spectrum Co.
KNLB220	Los Angeles-San Diego	CA	WCS	NW Spectrum Co.
KNLB307	Denver	CO	WCS	WCS Wireless License Subsidiary, LLC
KNLB213	Jacksonville	FL	WCS	NW Spectrum Co. (FCC consented to assignment to Broadband South LLC of all counties except Duval and St. John’s on 6/1/2009)
KNLB308	Hawaii	HI	WCS	WCS Wireless License Subsidiary, LLC
KNLB293	Des Moines-Quad Cities	IA	WCS	NW Spectrum Co.
KNLB305	Chicago	IL	WCS	WCS Wireless License Subsidiary, LLC

__________________________________
1   FCC Rules governing WCS and adjacent spectrum in the Satellite Digital Audio Radio Service are subject to modification pursuant to an ongoing FCC rulemaking:  Amendment of Part 27 of the Commission’s Rules to Govern the Operation of Wireless Communications Services in the 2.3 GHz Band (WT Docket No. 07-293); and Establishment of Rules and Policies for the Digital Audio Radio Satellite Service in the 2310-2360 MHz Frequency Band (IB Docket No. 95-91).

NEXTWAVE’S DOMESTIC WCS SPECTRUM LICENSES1
Call Sign	City	State	License Type	Licensee Name
KNLB306	Kansas City	KS-MO	WCS	WCS Wireless License Subsidiary, LLC
KNLB200	Boston	MA	WCS	NW Spectrum Co.
KNLB304	Detroit	MI	WCS	WCS Wireless License Subsidiary, LLC
KNLB218	Minneapolis-St. Paul	MN	WCS	NW Spectrum Co.
KNLB292	Minneapolis-St. Paul	MN	WCS	NW Spectrum Co.
KNLB207	St. Louis	MO	WCS	WCS Wireless License Subsidiary, LLC
KNLB322	St. Louis	MO	WCS	NW Spectrum Co.
KNLB294	Omaha	NE	WCS	NW Spectrum Co.
KNLB208	Buffalo	NY	WCS	WCS Wireless License Subsidiary, LLC
KNLB302	Cleveland	OH	WCS	WCS Wireless License Subsidiary, LLC
KNLB303	Cleveland	OH	WCS	WCS Wireless License Subsidiary, LLC
KNLB295	Portland	OR	WCS	WCS Wireless License Subsidiary, LLC
KNLB323	Houston	TX	WCS	NW Spectrum Co.
KNLB215	San Antonio	TX	WCS	NW Spectrum Co.
KNLB255	San Antonio	TX	WCS	NW Spectrum Co.
KNLB296	Seattle	WA	WCS	WCS Wireless License Subsidiary, LLC
KNLB206	Milwaukee	WI	WCS	NW Spectrum Co.
KNLB217	Milwaukee	WI	WCS	NW Spectrum Co.
KNLB297	Northeast	US	WCS	WCS Wireless License Subsidiary, LLC
KNLB298	Central	US	WCS	WCS Wireless License Subsidiary, LLC
KNLB299	Central	US	WCS	WCS Wireless License Subsidiary, LLC
KNLB300	West	US	WCS	WCS Wireless License Subsidiary, LLC
KNLB301	West	US	WCS	WCS Wireless License Subsidiary, LLC

NEXTWAVE’S DOMESTIC BRS SPECTRUM LICENSES
Call Sign	City	State	License Type	Licensee Name
WHT661	Albuquerque	NM	BRS	Proposed assignee: ZTark Communications LLC
WHT662	Albuquerque	NM	BRS	Proposed assignee: ZTark Communications LLC

WHT722	Henderson	NV	BRS	NW Spectrum Co.
WQGH651	Las Vegas	NV	BRS	NW Spectrum Co.
WHT724	Las Vegas	NV	BRS	NW Spectrum Co.

Pending FCC Applications

Granted But Not Yet Final FCC Applications With Respect To AWS Licenses:

Call Sign	Licensee	Service	Pending Application
WQGD515	AWS Wireless Inc.	AWS	File No. 0004071830: assignment of license from AWS Wireless Inc (“AWSW”) to Carolina AWS LLC (consented to 12/23/2009)
WQGD557	AWS Wireless Inc.	AWS	File No. 0004071830: assignment of license from AWS Wireless Inc (“AWSW”) to Carolina AWS LLC (consented to 12/23/2009)
WQGD589	AWS Wireless Inc.	AWS	File No. 0004021209: assignment of license from AWS Wireless Inc (“AWSW”) to Carolina AWS LLC (consented to 11/06/2009)
WQGD592	AWS Wireless Inc.	AWS	File No. 0004021209: assignment of license from AWS Wireless Inc (“AWSW”) to Carolina AWS LLC (consented to 11/06/2009)

Pending FCC Applications With Respect To WCS Licenses

Call Sign	Licensee	Service	Pending Application
KNLB200	NW Spectrum Co.	WCS	File No. 0003001466: license renewal
KNLB206	NW Spectrum Co.	WCS	File No. 0003001467: license renewal
KNLB213	NW Spectrum Co.	WCS	File No. 0003001468: license renewal
KNLB215	NW Spectrum Co.	WCS	File No. 0003001469: license renewal
KNLB217	NW Spectrum Co.	WCS	File No. 0003001470: license renewal
KNLB218	NW Spectrum Co.	WCS	File No. 0003001471: license renewal
KNLB219	NW Spectrum Co.	WCS	File No. 0003001472: license renewal
KNLB220	NW Spectrum Co.	WCS	File No. 0003001473: license renewal
KNLB255	NW Spectrum Co.	WCS	File No. 0003001474: license renewal
KNLB292	NW Spectrum Co.	WCS	File No. 0003001475: license renewal
KNLB293	NW Spectrum Co.	WCS	File No. 0003001476: license renewal
KNLB294	NW Spectrum Co.	WCS	File No. 0003001477: license renewal
KNLB322	NW Spectrum Co.	WCS	File No. 0003001478: license renewal
KNLB323	NW Spectrum Co.	WCS	File No. 0003001479: license renewal
KNLB207	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001459: license renewal
KNLB208	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001460: license renewal
KNLB295	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001461: license renewal
KNLB296	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001462: license renewal

Call Sign	Licensee	Service	Pending Application
KNLB297	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001463: license renewal
KNLB298	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001448: license renewal
KNLB299	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001449: license renewal
KNLB300	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001450: license renewal
KNLB301	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001451: license renewal
KNLB302	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001452: license renewal
KNLB303	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001453: license renewal
KNLB304	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001454: license renewal
KNLB305	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001455: license renewal
KNLB306	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001456: license renewal
KNLB307	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001457: license renewal
KNLB308	WCS Wireless License Subsidiary, LLC	WCS	File No. 0003001458: license renewal

Granted But Not Yet Final FCC Applications With Respect To WCS Licenses:

KNLB213	NW Spectrum Co.	WCS	File No. 0003794840: assignment of license (excluding Duval and St. John’s counties) from NW Spectrum Co. to Broadband South LLC (consented to 6/1/2009)

Granted But Not Yet Final FCC Applications With Respect To BRS Licenses:

WHT661	NW Spectrum Co.	BRS	File No. 0004115058: assignment of license from NW Spectrum Co. to ZTark Communications LLC (consented to 3/16/2010)
WHT662	NW Spectrum Co.	BRS	File No. 0004115058: assignment of license from NW Spectrum Co. to ZTark Communications LLC (consented to 3/16/2010)

NextWave Foreign Spectrum Holdings

NEXTWAVE CANADIAN WCS LICENSES
License Number	City	Licensee Name
4981418	Placentia	4253311 Canada Inc.
4981419	Gander/Grand Falls/Windsor	4253311 Canada Inc.
4981420	Corner Brook/ Stephenville	4253311 Canada Inc.
4981421	Labrador	4253311 Canada Inc.
4981422	Mont-Joli	4253311 Canada Inc.
4981423	Riviere-du-Loup	4253311 Canada Inc.
4981424	La Malbaie	4253311 Canada Inc.
4981425	Chicoutimi/ Jonquiere	4253311 Canada Inc.
4981426	Montmagny	4253311 Canada Inc.
4981427	Quebec	4253311 Canada Inc.
4981428	Sainte-Marie	4253311 Canada Inc.
4981429	Saint-Georges	4253311 Canada Inc.
4981430	Lac Megantic	4253311 Canada Inc.
4981431	Thetford Mines	4253311 Canada Inc.
4981432	Plessisville	4253311 Canada Inc.
4981433	La Tuque	4253311 Canada Inc.
4981434	Louiseville	4253311 Canada Inc.
4981435	Victoriaville	4253311 Canada Inc.
4981436	Coaticook	4253311 Canada Inc.
4981437	Windsor	4253311 Canada Inc.
4981438	Farnham	4253311 Canada Inc.
4981439	Joliette	4253311 Canada Inc.
4981440	Sainte-Agathe-des-Monts	4253311 Canada Inc.
4981441	Hawkesbury	4253311 Canada Inc.
4981442	Pembroke	4253311 Canada Inc.
4981443	Arnprior/ Renfrew	4253311 Canada Inc.
4981444	Rouyn-Noranda	4253311 Canada Inc.
4981445	Notre-Dame-du-Nord	4253311 Canada Inc.
4981446	La Sarre	4253311 Canada Inc.
4981447	Roberval/Saint-Felicien	4253311 Canada Inc.
4981448	Cornwall	4253311 Canada Inc.
4981449	Napanee	4253311 Canada Inc.
4981450	Alliston	4253311 Canada Inc.
4981451	Fort Erie	4253311 Canada Inc.
4981452	Windsor/ Leamington	4253311 Canada Inc.
4981453	Sudbury	4253311 Canada Inc.
4981454	Kirkland Lake	4253311 Canada Inc.
4981455	Timmins	4253311 Canada Inc.
4981456	Kapuskasing	4253311 Canada Inc.
4981457	Kenora/Sioux Lookout	4253311 Canada Inc.
4981458	Iron Bridge	4253311 Canada Inc.
4981459	Saulte Ste. Marie	4253311 Canada Inc.

NEXTWAVE CANADIAN WCS LICENSES
4981460	Thunder Bay	4253311 Canada Inc.
4981461	Steinbach	4253311 Canada Inc.
4981462	Winnipeg	4253311 Canada Inc.
4981463	Morden/Winkler	4253311 Canada Inc.
4981464	Brandon	4253311 Canada Inc.
4981465	Portage La Prairie	4253311 Canada Inc.
4981466	Dauphin	4253311 Canada Inc.
4981467	Creighton/Flin Flon	4253311 Canada Inc.
4981468	Thompson	4253311 Canada Inc.
4981469	Moose Jaw	4253311 Canada Inc.
4981470	Swift Current	4253311 Canada Inc.
4981471	Battleford	4253311 Canada Inc.
4981472	Northern Saskatchewan	4253311 Canada Inc.
4981473	Wetaskiwin/ Ponoka	4253311 Canada Inc.
4981474	Barrhead	4253311 Canada Inc.
4981475	West Kootenay	4253311 Canada Inc.
4981476	Powell River	4253311 Canada Inc.
4981477	Merritt	4253311 Canada Inc.
4981478	Kamloops	4253311 Canada Inc.
4981479	Ashcroft	4253311 Canada Inc.
4981480	Williams Lake	4253311 Canada Inc.
4989477	St. John's	4253311 Canada Inc.
4989478	Charlottetown	4253311 Canada Inc.
4989479	Summerside	4253311 Canada Inc.
4989480	Truro	4253311 Canada Inc.
4989481	Amherst	4253311 Canada Inc.
4989482	Antigonish/New Glasgow	4253311 Canada Inc.
4989483	Sydney	4253311 Canada Inc.
4989484	Fredericton	4253311 Canada Inc.
4989485	Miramichi/ Bathurst	4253311 Canada Inc.
4989486	Grand Falls	4253311 Canada Inc.
4989487	Campbellton	4253311 Canada Inc.
4989488	Matane	4253311 Canada Inc.
4989489	Trois-Rivieres	4253311 Canada Inc.
4989490	Sherbrooke	4253311 Canada Inc.
4989491	Montreal	4253311 Canada Inc.
4989492	Ottawa	4253311 Canada Inc.
4989493	Gananoque	4253311 Canada Inc.
4989494	Kingston	4253311 Canada Inc.
4989495	Guelph/ Kitchener	4253311 Canada Inc.
4989496	Niagara/St. Catharines	4253311 Canada Inc.
4989497	London/ Woodstock/St. Thomas	4253311 Canada Inc.
4989498	Midland	4253311 Canada Inc.
4989499	Regina	4253311 Canada Inc.
4989500	Prince Albert	4253311 Canada Inc.
4989501	Edmonton	4253311 Canada Inc.

NEXTWAVE NORWEGIAN 2.0 GHz LICENSES
License Number	City	Licensee Name
1001950	Nationwide	Inquam Norway AS

NEXTWAVE SWITZERLAND BWA LICENSES
License Number	City	Licensee Name
2551407	Nationwide	Callix Consulting AG

NEXTWAVE SLOVAKIAN 3.5 GHz LICENSES
License Number	City	Licensee Name
9510721014 and 9510721011	Nationwide	WiMAX Telecom Slovakia s.r.o.

NEXTWAVE ARGENTINE 2.5 GHz LICENSES
License Number	City	Licensee Name
Resolution S.C. 263/03 (Telecommunications license) Resolution S.C. 3357/99 (Value-added service license) Resolution S.C. 95/02 (Spectrum usage authorization)	National National Buenos Aires Metropolitan Area	Infotel Argentina S.A.
Resolution S.C. 191/03 (Telecommunications license) Resolution S.C. 2267/97 (Value-added service license) Resolution S.C. 362/01 (Spectrum usage authorization)	National National Buenos Aires Metropolitan Area	Callbi S.A.

NEXTWAVE CHILEAN 2.5 GHz LICENSES
License Number	City	Licensee Name
Resolution: No. 55 of January 15, 2007 (Digital television license) Decree: No. 1,023 of November 7, 2007 (Intermediate services license)	Santiago	Southam Chile S.A.
Resolution: No. 54 of January 15, 2007 (Digital television license) Decree: No. 252 of April 14, 2008 (Intermediate services license)	Copiapó Viña del Mar and Valparaíso Temuco Concepción Punta Arenas Antofagasta	Sociedad Televisora CBC Ltda.

FCC Litigation/Adverse Facts
1.
Ownership of wireless broadband spectrum in Argentina remains subject to obtaining governmental approval.  Applications for transfer of control for both Infotel Argentina S.A. and Callbi S.A. have been on file since early 2008 and are in final stages of review by the Argentine regulatory authority, the CNC.

2.
The Company holds 30 licenses issued by the FCC for WCS spectrum. The Company filed WCS renewal applications on April 23, 2007. Under FCC rules, licenses continue in effect during the pendency of timely filed renewal applications. At least three parties about which the Company is aware made filings purporting to be competing “applications” in response to renewal applications filed by the Company, AT&T and perhaps others. The basis on which the third-party filings were made was the alleged failure of WCS licensees to deploy service on WCS spectrum and satisfy substantial service requirements by July 21, 2007. However, on December 1, 2006, the FCC issued a waiver order extending the substantial service deadline for WCS licensees to July 21, 2010. The FCC’s rules contain no procedures for processing competing “applications” filed for WCS spectrum and the FCC has not accepted them for filing.  On May 21, 2010, the FCC adopted amendments to the rules governing the WCS licenses and announced that it is also adopting a Notice of Proposed Rulemaking that commences a proceeding to examine the Commission’s rules and policies governing the renewal of wireless radio services authorizations and in a companion order to that notice will grant all pending WCS renewal applications conditioned on the outcome of that proceeding.  The Company cannot predict how or when the FCC will complete the rulemaking proceeding and how it will impact the decision to grant the pending WCS license renewal applications.

3.
Please refer to “Risks Relating to Governmental Regulation” in Item 1.A. of the Company’s Form 10-K filed on April 2, 2010  and the Company’s Form 10-Q filed on May 18, 2010, which are incorporated herein by reference.

Schedule 4.14

Intellectual Property

1.           Trademarks:

A.	NextWave Broadband Inc. Trademarks Applications and Registrations – See Annex A appended to this schedule.

B.	PacketVideo Corporation U.S. Trademarks Applications and Registrations – See Annex B appended to this schedule.

C.	PacketVideo Corporation Foreign Trademark Applications and Registrations – See Annex C appended to this schedule.

2.           Patents:

A.	PacketVideo Corporation Patents Applications and Issued Patents – See Annex D appended to this schedule.

3.           Trade Names:

None.

4.           Copyrights:

None.

5.	IP Sold:

A.
Asset Purchase Agreement and Related Transactions dated December 24, 2008 among IPWireless, Inc, NextWave Wireless LLC and Northrop Grumman Information Technology, Inc. (containing a license transfer agreement)

B.	NextWave Broadband Inc. sold its entire Patent Portfolio to WiLAN Inc. pursuant to the Patent Sale and Transfer Agreement dated July 16, 2009

C.	License Agreement dated July 16, 2009 between NextWave Broadband Inc. (Licensee) and WiLAN Inc. (Licensor)

Annex A:  NextWave Broadband Inc. Trademark Applications and Registrations

Mark	Country	Application No.	Application Date	Registration No.	Registration Date	Class	Status
NEXTWAVE	US	75/078,584	Mar-26-1996	2,413,339	Dec-19-2000	09, 35, 42	Registered
NEXTWAVE BROADBAND	US	78/843,093	Mar-22-2006			09, 36, 38, 42	Published February 2, 2010
NEXTWAVE WIRELESS	US	78/843,098	Mar-22-2006			09, 36, 38, 42	Published February 2, 2010
NEXTWAVE WIRELESS	Canada	1,317,483	Sep-21-2006			N/A	Abandoned failure to respond to Office Action
NW and Design	Canada	1351865	Jun-15-2007			N/A	Abandoned failure to respond to Office Action
MAXPORT	US	77/505,912	Jun-23-2008			09	Abandoned September 7, 2009, did not file SOU
MXTV	US	77/505,916	Jun-23-2008			09	Abandoned September 14, 2009, did not file SOU
MXTV	US	77/505,917	Jun-23-2008			38	Abandoned September 14,2009, did not file SOU

On February 13, 2009 outside counsel was instructed to stop incurring costs in the following trademarks.  Several are currently pending, but at risk of being abandoned, as we are not responding to Office Actions for pending applications or paying maintenance fees to maintain registration.

Mark	Country	Application No.	Application Date	Registration No.	Registration Date	Class	Status
NW and Design	US	77/065,799	Dec-15-2006			09, 36, 38, 42	Allowed 10/28/08, SOU due 4/28/09 (abandoned due to nonfiling of SOU)
NEXTWAVE BROADBAND	Chile	803.168	Jan-15-2008	821.326	Jul-07-2008	09	Registered

Mark	Country	Application No.	Application Date	Registration No.	Registration Date	Class	Status
NEXTWAVE WIRELESS	Chile	803.167	Jan-15-2008	821.325	Jul-07-2008	09	Registered
NEXTWAVE BROADBAND	Korea	45-2006-0003470	Sep-21-2006	45-0025223	Nov-04-2008	07, 13	Registered
NEXTWAVE WIRELESS	Mexico	808163	Sep-21-2006	977492	Mar-20-2007	09	Registered
NEXTWAVE BROADBAND	Argentina	2.799.704	Oct-23-2007			09	Pending*
NEXTWAVE WIRELESS	Argentina	2.799.705	Oct-23-2007			09	Pending*
NEXTWAVE BROADBAND	Australia	1136996	Sep-21-2006			09, 38, 42	Pending*
NEXTWAVE WIRELESS	Australia	1136997	Sep-21-2006			09, 38, 42	Pending*
NEXTWAVE BROADBAND	Brazil	828742650	Sep-22-2006			09	Pending*
NEXTWAVE BROADBAND	Brazil	828742677	Sep-22-2006			38	Pending*
NEXTWAVE WIRELESS	Brazil	828742634	Sep-22-2006			09	Pending*
NEXTWAVE WIRELESS	Brazil	828742642	Sep-22-2006			38	Pending*
NW and Design	Brazil	829193952	Jun-15-2007			09	Pending*
NEXTWAVE BROADBAND	China	5624376	Sep-22-2006			09	Pending*
NEXTWAVE BROADBAND	China	5624375	Sep-22-2006			35	Pending*
NEXTWAVE BROADBAND	China	5624374	Sep-22-2006			38	Pending*
NEXTWAVE BROADBAND	China	5624373	Sep-22-2006			42	Pending*
NEXTWAVE WIRELESS	China	5624349	Sep-22-2006			09	Pending*
NEXTWAVE WIRELESS	China	5624348	Sep-22-2006			35	Pending*
NEXTWAVE WIRELESS	China	5624347	Sep-22-2006			38	Pending*
NEXTWAVE WIRELESS	China	5624346	Sep-02-2006			42	Pending*
NW and Design	China	6111411	Jun-15-2007			09	Pending*

Mark	Country	Application No.	Application Date	Registration No.	Registration Date	Class	Status
NEXTWAVE BROADBAND	Colombia	07-118288	Nov-08-2007			09	Pending*
NEXTWAVE WIRELESS	Colombia	07-118284	Nov-08-2007			09	Pending*
NEXTWAVE BROADBAND	CTM	5331103	Sep-21-2006	5331103	Dec-07-2007	09, 36, 38, 42	Pending*
NEXTWAVE WIRELESS	CTM	5331111	Sep-21-2006			09, 36, 38, 42	Pending*
NW and Design	CTM	6005052	Jun-15-2007			09, 36, 38, 42	Pending*
NEXTWAVE WIRELESS	India	1490197	Sep-22-2006			09	Pending*
NEXTWAVE WIRELESS	India	1490198	Sep-22-2006			36	Pending*
NEXTWAVE WIRELESS	India	1490199	Sep-22-2006			38	Pending*
NEXTWAVE WIRELESS	India	1490200	Sep-22-2006			42	Pending*
NW and Design	India	1569035	Jun-15-2007			09	Pending*
NEXTWAVE WIRELESS	Japan	2006-088578	Sep-22-2006			09, 38, 42	Pending*
NW and Design	Japan	2007-061325	Jun-15-2007			09	Pending*
NEXTWAVE WIRELESS	Korea	45-2006-0003471	Sep-21-2006			07, 09, 13	Pending*
NW and Design	Korea	40-2007-0032373	Jun-15-2007			09	Pending*
NEXTWAVE BROADBAND	Mexico	808167	Sep-21-2006	978051	Mar-20-2007	09	Pending*
NEXTWAVE BROADBAND	Mexico	808168	Sep-21-2006	987,113	May-31-2007	35	Pending*
NEXTWAVE BROADBAND	Mexico	808169	Sep-21-2006	977,493	Mar-20-2007	38	Pending*
NEXTWAVE BROADBAND	Mexico	808170	Sep-21-2006	979,520	Apr-11-2007	42	Pending*
NEXTWAVE WIRELESS	Mexico	808166	Sep-21-2006	979573	Mar-20-2007	42	Pending*
NEXTWAVE WIRELESS	New Zealand	755575	Sep-21-2006			09, 36, 38, 42	Pending*
NEXTWAVE BROADBAND	Peru	333337	Oct-25-2007	139489	Jun-12-2008	09	Pending*

Mark	Country	Application No.	Application Date	Registration No.	Registration Date	Class	Status
NEXTWAVE BROADBAND	Russia	Not yet assigned	May-12-2008			09	Pending*
NEXTWAVE WIRELESS	Russia	Not yet assigned	May-12-2008			09	Pending*
NEXTWAVE WIRELESS	Russia	2006727132	Sep-21-2006			36, 38, 42	Pending*
NW and Design	Russia	Not yet assigned	Jun-15-2007			09	Pending*
NEXTWAVE BROADBAND	Taiwan	95048280	Sep-21-2006	1293898	Dec-16-2007	09, 36, 38, 42	Pending*
NEXTWAVE WIRELESS	Taiwan	95048279	Sep-21-2006	1293897	Dec-16-2007	09, 36, 38, 42	Pending*
IBRIDGE	US	78/388,758	Mar-22-2004			38	Pending*
NEXTWAVE WIRELESS	Venezuela	25839/07	Oct-26-2007			09	Pending*
NW and Design	New Zealand	770467	Jun-15-2007	770467	Dec-20-2007	09	Cancelled
NW and Design	Australia	1182405	Jun-15-2007	1182405	Jun-15-2007	09	Cancelled

* Currently pending, but at risk of being abandoned.  Outside attorneys were instructed on 02/13/09 to abandon and not respond to office action.

Annex B:  Packet Video US Trademark Applications and Registrations

Serial No.	Registration No.	Date Filed	Registration Date	Case No	Status	Mark
76/110,915	2676209	08/17/00	01/21/03	PVC-T-03-001	Renewed	PACKETVIDEO AND DESIGN
76/110,916	2676210	08/17/00	01/21/03	PVC-T-03-002	Renewed	PACKETVIDEO AND DESIGN
76/110,917	2676211	08/17/00	01/21/03	PVC-T-03-003	Renewed	PACKETVIDEO AND DESIGN
76/110,919	2676212	08/17/00	01/21/03	PVC-T-03-004	Renewed	OVERLAPPING RECTANGLES AND CIRCLE DESIGN
76/110,920	2676213	08/17/00	01/21/03	PVC-T-03-005	Renewed	OVERLAPPING RECTANGLES AND CIRCLE DESIGN
76/110,921	2679613	08/17/00	01/28/03	PVC-T-03-006	Renewed	OVERLAPPING RECTANGLES AND CIRCLE DESIGN
76/110,914	2735177	08/17/00	07/08/03	PVC-T-03-007	Renewed	PACKETVIDEO AND DESIGN
76/110,918	2798240	08/17/00	12/23/03	PVC-T-03-008	Renewed	OVERLAPPING RECTANGLES AND CIRCLE DESIGN
76/110,922	2805921	08/17/00	01/13/04	PVC-T-03-009	Renewed	PACKETVIDEO
76/110,910	2830336	08/17/00	04/06/04	PVC-T-03-010	Renewed	PV AND DESIGN
77/136,596		03/21/07		PVC-T-07-001	Abandoned	NINO
77/143,082		03/28/07		PVC-T-07-002	Abandoned	LIBRE
77/150,384		04/06/07		PVC-T-07-003	Abandoned	ELECTRICITY
77/157,917		04/16/07		PVC-T-07-004	Abandoned	TRACKSTAR
				PVC-T-07-005	Not Filed	SHOWME
77/157,907		04/16/07		PVC-T-07-006	Abandoned	SMILE
77/157,895		04/16/07		PVC-T-07-007	Abandoned	RPM
77/157,823		04/16/07		PVC-T-07-008	Abandoned	HOPSCOTCH
77/163,303		04/23/07		PVC-T-07-009	Abandoned	EMILY
77/192,349		05/29/07		PVC-T-07-010	Abandoned	MUSIC ON THE RUN
77/236,296		07/23/07		PVC-T-07-011	Abandoned	MIX TAPE
77/260,961	3577228	08/21/07	02/24/09	PVC-T-07-012	Registered	MEDIA FUSION
				PVC-T-07-013	Not Filed	TURNTABLE
				PVC-T-07-014	Not Filed	ALL-AROUND
77/286,796	3581313	09/24/07	02/24/09	PVC-T-07-015	Registered	TWONKY
77/286,806		09/24/07		PVC-T-07-016	SOU req’d	SMART MUSIC
77/286,864		09/24/07		PVC-T-07-017	Abandoned	SMART ROCK
77/294,716		10/03/07		PVC-T-07-018	Abandoned	PVCONNECT
77/294,069		10/02/07		PVC-T-07-019	Abandoned	PVCONNECT DESIGN
77/294,716		12/14/07		PVC-T-07-020	Abandoned	SCIFI
				PVC-T-07-021	Not Filed	FRIDGER
				PVC-T-08-001	Not Filed	ASTRO
77/402,433		02/21/08		PVC-T-08-002	Abandoned	MEDIATOUCH
				PVC-T-08-003	Not Filed	ATTO
77/430,988		03/25/08		PVC-T-08-004	SOU req’d	TELLY
77/489,781		06/03/08		PVC-T-08-005	SOU req’d	TELLY DESIGN
				PVC-T-08-006	Not Filed	ALBUM ART VIEW
				PVC-T-08-007	Not Filed	THUMBNAIL VIEW
				PVC-T-08-008	Not Filed	ULTRAFAST CHANNEL SWITCHING
77/702,387		03/30/09		PVC-T-09-001	Suspended	ARTE
77/704/099		04/01/09		PVC-T-09-002	Published	SDC
77/802,789		08/12/09		PVC-T-09-003	Published	LIBERATING MEDIA
				PVC-T-09-004	Not Filed	TWONKYREMOTE
				PVC-T-09-005	Not Filed	TWONKYMEDIABEAM
77/825,866		09/14/09		PVC-T-09-006	Published	TWONKYBEAM
77/899,041		12/22/09		PVC-T-09-007	Pending	MUSIC MESSAGE
				PVC-T-10-001	Not Filed	BEAM

Annex C:  PacketVideo Corporation Foreign Trademark Applications and Registrations

GT REF	Country	Trademark	Int’l Classes	Status	Appl No.	Appl Date	Reg No.	Reg Date	Next Renewal Due	Agent	Owner
001313/CTM	European Union	PVAUTHOR	9	Inactive	1 728 518	28-Jun-00	N/A	28-Jun-10	28-Jun-10	Lovells Boesebeck Droste	PacketVideo Corporation
001304/MX	Mexico	PACKETVIDEO	9	Inactive	435259	7-Jul-00	666987	7-Jul-00	7-Jul-10	Olivares & Cia, S.C.	PacketVideo Corporation
3405/001306/MX	Mexico	PVAUTHOR	9	Inactive	435256	7-Jul-00	677060	7-Jul-00	7-Jul-10	Olivares & Cia, S.C.	PacketVideo Corporation
3405/001307/MX	Mexico	PVPLAYER	9	Inactive	435257	7-Jul-00	676140	7-Jul-00	7-Jul-10	Olivares & Cia, S.C.	PacketVideo Corporation
3405/002205/MX	Mexico	PACKETVIDEO	38	Inactive	435258	7-Jul-00	666988	28-Jul-00	7-Jul-10	Olivares & Cia, S.C.	PacketVideo Corporation
053630-011200/CTM	European Union	PACKETVIDEO	42, 9, 35, 38	Inactive	1755628	13-Jul-00	1,755,628	24-Sep-01	31-Jul-10	Lovells Boesebeck Droste	PacketVideo Corporation
053630-013400/CTM	European Union	PV & Design	38, 9, 42	Inactive	2091478	16-Feb-01	2091478	23-Oct-03	28-Feb-11	F.J. Cleveland	PacketVideo Corporation
053630-013600/CTM	European Union	PACKETVIDEO & Design	42, 38, 9	Inactive	2092062	16-Feb-01	2092062	2-Jul-03	28-Feb-11	F.J. Cleveland	PacketVideo Corporation
001335/JP	Japan	PVPLAYER	9	Inactive	67020/2000	16-Jun-00	067020/2000	9-Mar-01	9-Mar-11	Kohno & Co.	PacketVideo Corporation
001334/JP	Japan	PVAUTHOR	9	Inactive	67016/2000	16-Jun-00	4482029	15-Jun-01	15-Jun-11	Kohno & Co.	PacketVideo Corporation
001341/KR	Korea (South)	PVAUTHOR	9	Inactive	2000-24237	22-May-00	501014	11-Sep-01	11-Sep-11	Central International Law Firm	PacketVideo Corporation
001342/KR	Korea (South)	PVPLAYER	9	Inactive	2000-24238	22-May-00	501015	11-Sep-01	11-Sep-11	Central International Law Firm	PacketVideo Corporation
001339/KR	Korea (South)	PACKETVIDEO	38, 35, 9, 42	Inactive	2000-2473	22-May-00	4655	6-Feb-02	6-Feb-12	Central International Law Firm	PacketVideo Corporation
010125/KR	Korea (South)	PACKETVIDEO & Design	38, 9	Inactive	2001-587	16-Feb-01	4886	11-Mar-02	11-Mar-12	Central International Law Firm	PacketVideo Corporation
053630-012100/JP	Japan	PACKETVIDEO	9	Inactive	76881/2000	11-Jul-00	4638588	24-Jan-03	24-Jan-13	Kohno & Co.	PacketVideo Corporation
053630-013100	Japan	PACKETVIDEO & Design	38, 9	Inactive	12961/2001	16-Feb-01	4650449	7-Mar-03	7-Mar-13	Kohno & Co.	PacketVideo Corporation
053630-013300/JP	Japan	PV & Design	9, 38	Inactive	12972/2001	16-Feb-01	4650450	7-Mar-03	7-Mar-13	Kohno & Co.	PacketVideo Corporation

Annex D:  PacketVideo Corporation Patents Applications and Issued Patents

PacketVideo Corp. Status Report Regarding Issued Patents, Pending U.S. Applications (Provisional and Non-Provisional) and Pending PCT Applications - UPDATED 3123/10

Non-Prov. Ser. No.	Patent No.	Filing Dale	Issue Date	Atty. Docket No.	Status	Prov. Ser. No.	Filing Date	Atty. Docket No.	Status	Inventor(s)	Conversion Deadline	Title	Atty Docket No. (FOREIGN)	National’z	Int’l App. No.
	6,167,092	08/12/99	12/26/00					MLI-P-99-004	Issued	Lengwehasatit		METHOD AND DEVICE FOR VARIABLE COMPLEXITY DECODING…
	6,498,865	02/11/99	12/24/02					MLI-P-99-001	Issued	Brailean et al		METHOD AND DEVICE FOR CONTROL AND COMPATIBLE DELIVERY OF DIGITALLY COMPRESSED VISIUAL DATA IN A…
	6,529,552	02/15/00	03/04/03					MLI-P-99-003	Issued	Tsai et al		METHOD AND DEVICE FOR TRNSMISSION OF A VARIABLE BIT-RATE
						60/218,096	07/13/00	PVC-P-00-003	Conv’d	Jianglao Wen		ERROR RESILIENT ACCESS CONTROL…
10/155,394		05/24/02		PVC-P-01-001	Transf’d					David Kosiba		METHOD FOR GUARANTEED DELIVERY OF MULTIMEDIA CONTENT…
								PVC-P-01-002	Aban’d	n/a		DEVICE FOR MOTION COMPENSATED VIDEO ENCODING…
						60/394,694	07/09/02	PVC-P-01-003	Aban’d	n/a		METHOD AND APPARATUS FOR CONSTANT QUALITY BASED VIDEO RATE CONTROL
11/483,036		07/07/06		PVC-P-06-006	Pending	60/698,107	07/11/05	PVC-P-05-002	Conv’d	Neff et al.		SYSTEM AND METHOD FOR TRANSMITTING DATA	PVC-P-06-006: PCT	China, EPO, Japan	PCT/US2006/026573
11/496,220		08/02/06		PVC-P-06-007	Allowed	60/719,381	09/22/05	PVC-P-05-003	Conv’d	Chan et al.		A SYSTEM AND A METHOD FOR TRANSFERRING MULTIPLE DATA CHANNELS	PVC-P-06-007: PCT	Australia, Canada, China, EPO, Japan	PCT/US2006/034536

11/581,526		10/16/06		PVC-P-06-010	Pending	60/727,911	10/18/05	PVC-P-05-005	Conv’d	Espelien		SYSTEM AND METHOD FOR CONTROLLING AND/OR FOR MANAGING METADATA OF MULTIMEDIA	PVC-P-06-010: PCT	NONE	PCT/US2006/040320
11/581,306		10/16/06		PVC-P-06-009	Pending	60/736,410	11/14/05	PVC-P-05-006	Conv’d	Espelien		ACCESSING ELECTRONIC PROGRAM GUIDE INFORMATION AND MEDIA CONTENT FROM MULTIPLE LOCATIONS USING MOBILE DEVICES	PVC-P-06-009: PCT	EPO	PCT/US2006/042409
11/707,515		02/16/07		PVC-P-07-004	Pending	60/786,749	03/28/06	PVC-P-05-007	Conv’d	Espelien	03/28/07	SYSTEM AND METHOD FOR TRANSFERRING INFORMATION BETWEEN TERMINALS	PVC-P-07-004: PCT	NONE	PCT/US2007/007356
11/729,689		03/28/07		PVC-P-07-005	Pending	60/786,974	03/29/06	PVC-P-05-008	Conv’d	Sherwood et al.	03/29/07	SYSTEM AND METHOD FOR SECURING CONTENT RATINGS	PVC-P-07-005: PCT	NONE	PCT/US2007/007498
11/704,054		02/08/07		PVC-P-06-011	Pending	60/772,161	02/10/06	PVC-P-05-009	Conv’d	Neff	02/10/07	SYSTEM AND METHOD FOR CONNECTING MOBILE DEVICES	PVC-P-06-011: PCT	EPO	PCT/US2007/003436
11/807,865		05/30/07		PVC-P-07-008	Pending	60/836,828	08/10/06	PVC-P-06-001	Conv’d	Yitiz	08/10/07	SYSTEM AND METHOD FOR INTELLIGENT MEDIA RECORDING AND PLAYBACK ON A MOBILE DEVICE	PVC-P-07-008: PCT	NONE	PCT/US2007/020574
11/706,785	7493106	02/14/07	02/17/09	PVC-P-07-001	Issued	60/783,282	03/17/06	PVC-P-06-002	Conv’d	Espelien	03/17/07	SYSTEM AND METHOD FOR DELIVERING MEDIA CONTENT BASED ON A CONTENT SUBSCRIPTION	PVC-P-07-001: PCT	NONE	PCT/US2007/006602
11/706,480		02/15/07		PVC P-07-002	Pending	60/786,221	03/27/06	PVC-P-06-003	Conv’d	Espelien	03/27/07	SYSTEM AND METHOD FOR IDENTIFYING COMMON MEDIA CONTENT	PVC-P-07-002: PCT	NONE	PCT/US2007/007324
11/706,481		02/15/07		PVC-P-07-003	Aban'd	60/786,222	03/27/06	PVC-P-06-004	Conv’d	Espelien	03/27/07	SYSTEM AND METHOD FOR ACCESSING ELECTRONIC PROGRAM GUIDE INFORMATION	PVC-P-07-003: PCT	EPO (Aban’d)	PCT/US2007/007345
11/890,745		08/07/07		PVC-P-07-009	Pending	60/837,370	08/11/06	PVC-P-06-005	Conv’d	Sherwood	08/07/07	SYSTEM AND METHOD FOR TRANSMITTING AND RECEIVING MULTIMEDIA	PVC-P-07-009: PCT	NONE	PCT/US2007/017554

11/973,477	10/09/07	PVC-P7-014	Pending	60/851,355	10/12/06	PVC-P-06-008	Conv’d	Espelien	10/09/07	SYSTEM AND METHOD FOR CREATING MULTIMEDIA RENDEZVOUS POINTS FOR MOBILE DEVICES	PVC-P-07-014:PCT	NONE	PCT/US2007/021516
12/315,667	12/05/08	PVC-P-08-0088-	Pending	61/007,343	12/12/07	PVC-P-07-006	Conv’d	Crossley et al	12/12/08	SYSTEM AND METHOD FOR CREATING METADATA	PVC-P-08-008:PCT	06/12/10	PCT/US2008/013382
12/315,536	12/04/08	PVC-P-08-009	Pending	61/007,408	12/12/07	PVC-P-07-007	Conv’d	Jenkins et al.	12/12/08	SYSTEM AND METHOD FOR GENERATING A RECOMMENDA-TION ON A MOBILE DEVICE	PVC-P-08-009:PCT	06/12/10	PCT/US2009/013347
12/283,087	08/20/08	PVC-P-08-005	Pending	60/993,393	09/11/07	PVC-P-07-012	Conv’d	Espelien	09/11/08	SYSTEM AND METHOD FOR VIRTUAL STORAGE FOR MEDIA SERVICE ON A PORTABLE DEVICE	PVC-P-08-005:PCT	EPO	PCT/US2008/010514
12/228,475	08/13/08	PVC-P-08-004	Pending	60/965,721	08/21/07	PVC-P-07-013	Conv’d	Espelien	08/21/08	MOBILE MEDIA ROUTER AND METHOD FOR USING SAME	PVC-P-08-004-PCT	EPO, Japan	PCT/US2008/009678
				29/307,342	04/15/08	PVC-P-08-001	Reg in EU, Pending US	Wilkens et al.	N/A (DESIGN)	TELEVISION RECEIVER FOR MOBILE TELEPHONE	PVC-P-08-001:EU	EU	Reg. No. 000946934-0001
12/381,052	03/06/09	PVC-P-09-002	Pending	61/069,053	03/12/08	PVC-P-08-002	Conv’d	Neff et al.	03/12/09	SYSTEM AND METHOD FOR REFORMATTING MULTMEDIA	PVC-P-09-002:PCT	Taiwan	PCT/US2009/001476
12/383,870	03/30/09	PVC-P-09-003	Pending	61/072,426	03/31/08	PVC-P-08-003	Conv’d	Schwartz et al.	03/31/09	SYSTEM AND METHOD FOR MANAGING CONTROLLING AND/OR RENDERING MEDIA IN A NETWORK	PVC-P-09-003:PCT	Taiwan	PCT/US2009/001964
12/284,948	09/26/08	PVC-P-08-006	Pending	60/993,393	09/26/07	PVC-P-07-010	Conv’d	Al Shaykh et al.	09/26/08	SYSTEM AND METHOD FOR RECEIVING BROADCAST MULTIMEDIA ON A MOBILE DEVICE	PVC-P-08-006:PCT	EPO, China, Japan, Taiwan	PCT/US2008/011152
12/287,442	10/29/08	PVC-P-08-007	Pending					Gran et al.		SYSTEM AND METHOD FOR CONTROLLING MEDIA RENDERING IN A NETWORK USING A MOBILE DEVICE	PVC-P-08-007:PCT	04/09/11	PCT/US2008/012280

12/592,838	12/03/09	PVC-P-09-006	Pending	61/200,801	12/10/08	PVC-P-08-010	Pending	Schwartz et al.	12/10/09	SYSTEM AND METHOD FOR BROWSING, SELECTING AND/OR CONTROLLING RENDERING OF MEDIA WITH A MOBILE DEVICE	PVC-P-09-006:PCT	06/04/11	PCT/US2009/006339
12/658,470	02/09/10	PVC-P-09-009	Pending	61/207,381	02/11/09	PVC-P-09-001	Pending	Luessi et al.	02/11/10	SYSTEM AND METHOD FOR FRAME INTEROLATION FOR A COMPRESSED VIDEO BITSTREAM	PVC-P-09-009:PCT	08/11/12	PCT/US2010/00353
12/459,090	06/26/09	PVC-P-09-004	Pending					Al Shaykh et al.		SYSTEM AND METHOD FOR MANAGING AND/OR RENDERING INTERNET MULTIMEDIA CONTENT IN A NETWORK
				61/275,950	09/04/09	PVC-P-09-005	Pending	Schwartz et al.	09/04/10	SYSTEM AND METHOD FOR MANAGING INTERNET MEDIA CONTENT
12/590,972	11/17/09	PVC-P-09-007	Pending				Con’t of 06-007	Chan et al.		A SYSTEM AND A METHOD FOR TRANSFERRING MULTIPLE DATA CHANNELS
				61/283,423	12/03/09	PVC-P-09-008	Pending	Al-Shaykh et al	12/03/10	SYSTEM AND METHOD FOR TRANSFERRING MEDIA CONTENT FROM A MOBILE DEVICE TO A HOME NETWORK
12/657,802	01/28/10	PVC-P-09-010	Pending					Mundy et al.		SYSTEM AND METHOD FOR REQUESTING RETRIEVING AND/OR ASSOCIATING CONTACT IMAGES

Schedule 4.15

Claims and Proceedings

1.
On September 16, 2008, a putative class action lawsuit, captioned “Sandra Lifschitz, On Behalf of Herself and All Others Similarly Situated, Plaintiff, v. NextWave Wireless Inc., Allen Salmasi, George C. Alex and Frank Cassou, Defendants,” was filed in the U.S. District Court for the Southern District of California against Parent and certain of Parent’s officers. The suit alleges that the defendants made false and misleading statements and/or omissions in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-5 promulgated thereunder. The suit seeks unspecified damages, interest, costs, attorneys’ fees, and injunctive, equitable or other relief on behalf of a purported class of purchasers of our common stock during the period from March 30, 2007 to August 7, 2008. A second putative class action lawsuit captioned “Benjamin et al. v. NextWave Wireless Inc. et al.” was filed on October 21, 2008 alleging the same claims on behalf of purchasers of Parent’s common stock during an extended class period, from November 27, 2006 through August 7, 2008. On February 24, 2009, the Court issued an Order consolidating the two cases and appointing a lead plaintiff pursuant to the Private Securities Litigation Reform Act. On May 15, 2009, the lead plaintiff filed an Amended Complaint, and on June 29, 2009, Parent filed a Motion to Dismiss that Amended Complaint. On March 5, 2010, the Court Granted Parent’s Motion to Dismiss without prejudice and permitted the lead plaintiff 21 days from the date of the Order to file an Amended Complaint.  On March 26, 2010, lead plaintiff filed a Second Amended Consolidated Complaint. On April 30, 2010, NextWave filed a Motion to Dismiss the Second Amended Consolidated Complaint. .

2.
On September 28, 2008, the Parent’s wholly-owned subsidiary, GO Networks, Inc. (the “Applicant”), submitted an application pursuant to Chapter 12 of the Israeli Companies Ordinance, 1983-5743 (the “Israeli Companies Ordinance”) with the Tel Aviv District Court (the "Court") requesting the appointment of a permanent liquidator for the purpose of effecting a court-supervised liquidation of GO Networks Ltd.  On January 14, 2009, the court issued an order for the permanent liquidation of GO Networks Ltd and appointed Shaul Kotler as the interim liquidator.  On February 24, 2009, the Applicant sold its intellectual property and customer contracts, along with the obligation to provide warranty support, to the same buyer who purchased the GO Networks Ltd assets from the GO Networks Ltd liquidation.

3.
On September 8, 2008, the Financial Industry Regulatory Authority (FINRA) issued a letter requesting information from the Parent in connection with its second quarter financial report and subsequent drop in its stock price.  On February 25, 2009, FINRA concluded its investigation and referred the matter to the Securities and Exchange Commission (the “SEC”).  On August 20, 2009, the SEC issued a records subpoena to Parent’s Custodian of Records, and on October 23, 2009, Parent completed its response to the SEC.  No further requests have been received at this time.

FCC Litigation/Adverse Facts

Please refer to the FCC Litigation/Adverse Facts portion of Schedule 4.13 which is incorporated by reference

Schedule 4.18

Affiliate Transactions

The Company’s Form 10-K filed on April 2, 2010 and the Company’s Form 10-Q filed on May 18, 2010 are incorporated herein by reference.

Schedule 4.21

Qualified Plans and Multiemployer Plans

1.           NextWave Broadband, Inc. 401(k) Retirement and Savings Plan.

2.           NextWave Broadband, Inc. Welfare Benefits Plan.

Schedule 4.22

Certain Fees

1.
The Company has engaged Moelis & Company LLC (“Moelis”) pursuant to an engagement letter dated December 28, 2009 to act as the Company’s financial advisor to, among other things, restructure its outstanding financial obligations, including the Notes.  Moelis’ fees for such engagement are set forth in the engagement letter.

Schedule 4.23

Environmental Matters

None.

Schedule 4.26

Indebtedness

Long Term Obligations
(in thousands)
	April 3, 2010	January 2, 2010

15% Senior Secured Notes due July 2011, net of unamortized discounts of $8,307 and $6,177 at April 3, 2010 and January 2, 2010, respectively	$170,051	$162,076

15% Senior-Subordinated Secured Second Lien Notes due November 2011, net of unamortized discounts of $14,016 and $13,182 at April 3, 2010 and January 2, 2010, respectively	135,431	127,573

12% Third Lien Subordinated Secured Convertible Notes due December 2011, net of unamortized discounts of $164,623 and $134,230 at April 3, 2010 and January 2, 2010, respectively	383,843	389,869

Wireless spectrum leases, net of unamortized discounts of $15,973 and $16,556 at April 3, 2010 and January 2, 2010, respectively; expiring from 2011 through 2036 with one to five renewal options ranging from 10 to 15 years each	22,673	25,768

Collateralized non-recourse bank loan with interest at 30-day LIBOR plus 0.25%; principal and interest due upon sale of auction rate securities; secured by auction rate securities	21,376	21,406

Other	1,523	1,412

Long-term obligations	734,897	728,104

Less current portion	(86,222)	(86,154)

Long-term portion	$648,675	$641,950

Schedule 4.32

Subsidiary Rights

1.	Pursuant to the Stockholder’s Agreement with Docomo, PacketVideo Corporation is restricted from paying dividends to NextWave without consent of NTT DoCoMo, Inc.